Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Prendergast, the Interim Chief Executive Officer of Francesca’s Holdings Corporation, certify that (i) the annual report on Form 10-K for the fiscal year ended February 2, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Francesca’s Holdings Corporation as of the dates and for the periods set forth therein.

/s/ Michael Prendergast
Michael Prendergast
Interim Chief Executive Officer

May 3, 2019
Date

I, Kelly Dilts, the Chief Financial Officer of Francesca’s Holdings Corporation, certify that (i) the annual report on Form 10-K for the fiscal year ended February 2, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Francesca’s Holdings Corporation as of the dates and for the periods set forth therein.

/s/ Kelly Dilts
Kelly Dilts
Chief Financial Officer

May 3, 2019
Date

The foregoing certifications are being furnished solely to accompany the Annual Report on Form 10-K pursuant to 18 U.S.C. § 1350 and Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.